EXHIBIT 99.1
ImmunityBio Reports Record Q1 2026 Results: Net Product Revenue
Increased Nearly 2.7x Year-Over-Year to $44 Million in Q1 2026
Expanding on the 2025 Full Year 700% Year-Over-Year Revenue Growth;
Cash and Marketable Securities Total $381 Million
•Q1 2026 Revenue Growth with Continued Strong Sales Momentum: $44.2 million, representing an ~168% year-over-year increase compared with Q1 2025 and up 15% from Q4 2025
•ANKTIVA® Unit Growth: 168% increase in unit sales volume in Q1 2026 compared to Q1 2025
•ANKTIVA Regulatory Update: ANKTIVA is now approved or authorized across five regulatory jurisdictions, representing approximately 34 countries, including first approval in Asia by the Pharmaceutical Administration Bureau (ISAF) of the Macau Special Administrative Region of the People’s Republic of China. Commercial availability achieved within two months of announcing MENA partnership with Biopharma and Cigalah Healthcare.
•Cash Position: $380.9 million in cash, cash equivalents and marketable securities as of March 31, 2026, up from $242.8 million as of December 31, 2025.
•Pivotal BCG-Naïve CIS trial (QUILT-2.005): Fully enrolled, with the Independent Data Monitoring Committee (IDMC) confirming no additional enrollment is required. A supplemental BLA (sBLA) submission is on track for 2026
•BCG-Unresponsive NMIBC with Papillary-Only Disease Category 2A NCCN® Recommendation: NCCN Clinical Practice Guidelines in Oncology have been updated to include ANKTIVA plus BCG for patients with BCG-unresponsive NMIBC with papillary-only disease in addition to CIS, with or without papillary tumors. Both recommendations are Category 2A, representing uniform consensus.
CULVER CITY, Calif. May 7, 2026 — ImmunityBio, Inc. (NASDAQ: IBRX), a biotechnology company, announced financial and operational highlights for the fiscal quarter ended March 31, 2026. The Company reported net product revenue of approximately $44.2 million during the three months ended March 31, 2026, with net product revenue growth in every quarter since ANKTIVA’s commercial launch, including a 168% increase over Q1 2025. This builds on full-year 2025 net product revenue of $113.0 million, a 700% increase over full-year 2024. Q1 2026 net product revenue also represents a 15% sequential increase over the $38.3 million earned during Q4 2025, and the revenue growth expansion of 700% full year growth year-over-year in 2025 continues.
The Company ended the quarter with $380.9 million in cash, cash equivalents and marketable securities as of March 31, 2026.
“We continue to see strong demand for ANKTIVA from both new prescribers and physicians expanding use across multiple eligible patients, including in the maintenance setting,” said Richard Adcock, President and CEO of ImmunityBio. “We have also made meaningful progress expanding market access beyond the U.S., with ANKTIVA now commercially available in Saudi Arabia and additional markets anticipated this year. We are entering Q2 with a strong cash position, growing revenues, and a more experienced commercial organization positioned to support continued growth.”
“We’re encouraged by the steady progress of our clinical programs and regulatory submissions across NMIBC and non-small cell lung cancer (NSCLC),” said Patrick Soon-Shiong, M.D., Founder, Executive Chairman and Global Chief Scientific and Medical Officer of ImmunityBio. “The full enrollment of our pivotal BCG-naïve NMIBC trial, with independent confirmation that no additional patients are required, supports our planned sBLA submission in 2026. In parallel, recent NCCN guideline updates now include ANKTIVA plus BCG for patients with BCG-unresponsive papillary-only disease, reinforcing the growing clinical evidence supporting our approach across a broader spectrum of bladder cancer patients. We are also advancing our NSCLC program in a randomized trial in patients who have progressed following prior checkpoint inhibitor therapy, an area of significant unmet need, alongside continued development of our cell therapy platforms, including CD19-targeted therapies in non-Hodgkin lymphoma and Waldenström’s macroglobulinemia, and PD-L1 t-haNK in glioblastoma.”

Quarterly Financial Highlights
Cash and Marketable Securities Position
As of March 31, 2026, the Company had consolidated cash, cash equivalents, and marketable securities of $380.9 million.
First-Quarter 2026 Financial Summary
Product Revenue, Net
Product revenue, net increased $27.7 million during the three months ended March 31, 2026, as compared to the three months ended March 31, 2025, due to increased net trade sales of ANKTIVA as a result of ongoing commercial activities.
Research and Development Expense
Research and development (R&D) expense increased $19.8 million to $68.0 million during the three months ended March 31, 2026, as compared to $48.2 million during the three months ended March 31, 2025, mainly due to increased clinical trials costs, headcount-related costs, consulting fees, and external manufacturing costs.
Selling, General and Administrative Expense
Selling, general and administrative (SG&A) expense increased $13.1 million to $45.8 million during the three months ended March 31, 2026, as compared to $32.7 million during the three months ended March 31, 2025, mainly due to increased professional services expenses, headcount-related costs, commercial-related expenses, other expense, and equipment expense.
Other Expense, Net
Other expense, net increased $497.5 million to $563.0 million during the three months ended March 31, 2026, as compared to $65.5 million during the three months ended March 31, 2025, primarily due to non-cash changes in the fair value of liabilities mainly driven by the significant increase in our common stock price. These fair value changes impacted our warrant and derivative liabilities, and a related-party convertible note. We also recorded a one-time write off of a convertible note receivable. These changes were partially offset by an increase in interest and investment income and a decrease in interest expense due to lower interest rates.
Net Loss Attributable to ImmunityBio Common Stockholders (Net Loss)
Net loss attributable to ImmunityBio common stockholders was $632.8 million during the three months ended March 31, 2026, as compared to $129.6 million during the three months ended March 31, 2025. The increase in net loss was mainly driven by changes in fair value of warrant and derivative liabilities, and a related-party convertible note due to an increase in our common stock price during the quarter, and the write off of a convertible note receivable, and higher R&D and SG&A expenses described above, which were partially offset by higher product revenue.
Adjusted Net Loss Attributable to ImmunityBio Common Stockholders (Adjusted Net Loss)
Adjusted net loss attributable to ImmunityBio common stockholders increased $3.6 million to $86.2 million during the three months ended March 31, 2026, as compared to $82.7 million during the three months ended March 31, 2025. Adjusted net loss is a non-GAAP financial measure that excludes the impact of certain items, as shown in the non-GAAP reconciliation table below.

ImmunityBio, Inc.
Condensed Consolidated Statements of Operations

	Three Months Ended March 31,
(Unaudited; in thousands, except per share amounts)	2026	2025

Revenue
Product revenue, net	$44,167	$16,509
Other revenues	39	8
Total revenue	44,206	16,517
Operating costs and expenses
Cost of sales	238	58
Research and development	64,770	45,976
Research and development – related parties	3,219	2,258
Selling, general and administrative	44,461	31,977
Selling, general and administrative – related parties	1,309	677
Total operating costs and expenses	113,997	80,946
Loss from operations	(69,791)	(64,429)
Other income (expense), net:
Interest and investment income, net	2,314	887
Change in fair value of warrant and derivative liabilities, and related-party convertible note	(530,930)	(37,452)
Interest expense – related party	(14,559)	(15,313)
Interest expense related to revenue interest liability	(13,871)	(13,534)
Interest expense	(34)	(18)
Other expense, net	(5,917)	(41)
Total other expense, net	(562,997)	(65,471)
Loss before income taxes and noncontrolling interests	(632,788)	(129,900)
Income tax (expense) benefit	(9)	234
Net loss	(632,797)	(129,666)
Net loss attributable to noncontrolling interests, net of tax	(15)	(20)
Net loss attributable to ImmunityBio common stockholders	$(632,782)	$(129,646)
Net loss per ImmunityBio common share – basic and diluted	$(0.62)	$(0.15)
Weighted-average number of common shares used in computing net loss per share – basic and diluted	1,026,874	853,162

ImmunityBio, Inc.
Selected Balance Sheet Data

(Unaudited; in thousands)	March 31, 2026	December 31, 2025

Cash and cash equivalents, and marketable securities	$380,879	$242,818
Total assets	646,637	501,898
Related-party convertible note payable, at fair value	678,386	477,093
Revenue interest liability	404,299	324,615
Total liabilities	1,515,763	1,001,472
Total ImmunityBio stockholders’ deficit	(870,006)	(500,469)
Total liabilities and stockholders’ deficit	646,637	501,898
ImmunityBio, Inc.
Summary Reconciliations of Cash Flows

	Three Months Ended March 31,
(Unaudited; in thousands)	2026	2025

Cash (used in) provided by:
Net cash used in operating activities	$(75,359)	$(85,905)
Net cash (used in) provided by investing activities	(31,650)	4,129
Net cash provided by (used in) financing activities	223,926	(982)
Effect of exchange rate changes on cash and cash equivalents, and restricted cash	122	(10)
Net change in cash and cash equivalents, and restricted cash	117,039	(82,768)
Cash and cash equivalents, and restricted cash, beginning of period	89,431	143,912
Cash and cash equivalents, and restricted cash, end of period	$206,470	$61,144

ImmunityBio, Inc.
Reconciliation of Net Loss Attributable to Common Stockholders (GAAP) to
Adjusted Net Loss Attributable to Common Stockholders (Non-GAAP)
Adjusted net loss attributable to common stockholders is a non-GAAP financial measure which excludes certain items that are included in net loss attributable to common stockholders, the most directly comparable GAAP financial measure. Items excluded are those which the Company believes affect the comparability of operating results and are typically excluded from published estimates by the investment community, including items whose timing and/or amount cannot be reasonably estimated or are non-recurring.
Adjusted net loss attributable to common stockholders is presented because management believes it provides useful additional information to investors for analysis of the Company’s fundamental business on a recurring basis. In addition, management believes that adjusted net loss attributable to common stockholders is widely used by professional research analysts and others in the valuation, comparison, and investment recommendations of companies such as ImmunityBio.
Adjusted net loss attributable to common stockholders should not be considered in isolation or as a substitute for net loss attributable to common stockholders or any other measure of a company’s financial performance or profitability presented in accordance with GAAP. A reconciliation of the differences between net loss attributable to common stockholders and adjusted net loss attributable to common stockholders is presented below. Because adjusted net loss attributable to common stockholders excludes some, but not all, items that affect net loss attributable to common stockholders and may vary among companies, our calculation of adjusted net loss attributable to common stockholders may not be comparable to similarly titled measures of other companies.

	Three Months Ended March 31,
(Unaudited: in thousands)	2026	2025

Net loss attributable to ImmunityBio common stockholders (GAAP)	$(632,782)	$(129,646)
Change in fair value of warrant and derivative liabilities, and related-party convertible note	530,930	37,452
Stock-based compensation	8,169	9,537
Write-off of convertible note receivable	7,442	—
Adjusted net loss attributable to ImmunityBio common stockholders (non-GAAP)	$(86,241)	$(82,657)

About ImmunityBio
ImmunityBio, Inc. is a biotechnology company focused on innovating, developing, and commercializing next-generation immunotherapies designed to activate the patient’s immune system and deliver durable protection against cancer and infectious diseases. Our approach harnesses both the adaptive and innate immune systems with the goal of restoring immune function and generating lasting immunological memory in patients. At the core of our strategy is the Cancer BioShield™ platform, which is designed to stimulate critical lymphocytes, including natural killer (NK) cells, cytotoxic T cells, and memory T cells via our proprietary IL-15 superagonist, ANKTIVA® (nogapendekin alfa inbakicept). Our Cancer BioShield platform is anchored by this antibody-cytokine fusion protein and is complemented by a portfolio that includes adenovirus-vectored vaccines, allogeneic (off-the-shelf) and autologous NK-cell therapies, and additional immunomodulators intended to promote immunogenic cell death and support durable immune responses while potentially reducing reliance on high-dose chemo-radiation therapy.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements in this press release include, without limitation, statements regarding future operating results and prospects, global commercialization activities and expansion efforts and anticipated timelines, sales momentum and growth, market data, market access initiatives and potential platform expansion, expectations regarding FDA engagement, submissions, responses and timelines, among others.
Statements in this press release that are not statements of historical fact are considered forward-looking statements, which are usually identified by the use of words such as “anticipates,” “believes,” “continues,” “goal,” “could,” “estimates,” “scheduled,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “indicate,” “projects,” “is,” “seeks,” “should,” “will,” “strategy,” and variations of such words or similar expressions. Statements of past performance, efforts, or results of our preclinical and clinical trials, about which inferences or assumptions may be made, can also be forward-looking statements and are not indicative of future performance or results. Forward-looking statements are neither forecasts, promises nor guarantees, and are based on the current beliefs of ImmunityBio’s management as well as assumptions made by and information currently available to ImmunityBio. Such information may be limited or incomplete, and ImmunityBio’s statements should not be read to indicate that it has conducted a thorough inquiry into, or review of, all potentially available relevant information. Such statements reflect the current views of ImmunityBio with respect to future events and are subject to known and unknown risks, including business, regulatory, economic and competitive risks, uncertainties, contingencies and assumptions about ImmunityBio, including, without limitation, (i) risks and uncertainties regarding participation and enrollment and potential results from clinical trials, (ii) whether clinical trials will result in registrational pathways, (iii) whether clinical trial data will be accepted by regulatory agencies, (iv) the ability of ImmunityBio to fund its ongoing and anticipated clinical trials, (v) the ability of ImmunityBio to continue its planned preclinical and clinical development of its development programs through itself and/or its investigators, and the timing and success of any such continued preclinical and clinical development, patient enrollment and planned regulatory submissions, (vi) potential delays in product availability and regulatory approvals, (vii) ImmunityBio’s ability to retain and hire key personnel, (viii) ImmunityBio’s ability to obtain additional financing to fund its operations and complete the development and commercialization of its various product candidates, (ix) potential product shortages or manufacturing disruptions that may impact the availability and timing of product, (x) ImmunityBio’s ability to successfully commercialize its approved product and product candidates, (xi) ImmunityBio’s ability to scale its manufacturing and commercial supply operations for its approved product and future approved products, and (xii) ImmunityBio’s ability to obtain, maintain, protect, and enforce patent protection and other proprietary rights for its product candidates and technologies.

More details about these and other risks that may impact ImmunityBio’s business are described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (SEC) on February 23, 2026 and in subsequent filings made by ImmunityBio with the SEC, which are available on the SEC’s website at www.sec.gov. ImmunityBio cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. ImmunityBio does not undertake any duty to update any forward-looking statement or other information in this press release, except to the extent required by law.
ImmunityBio Contacts:
Investors
Hemanth Ramaprakash, PhD, MBA
ImmunityBio, Inc.
+1 858-746-9289
Hemanth.Ramaprakash@ImmunityBio.com
Media
Sarah Singleton
ImmunityBio, Inc.
+1 415-290-8045
Sarah.Singleton@ImmunityBio.com